UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Aveanna Healthcare Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE

Atlanta, Georgia 30339

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (770) 441-1580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 3, 2021, Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), using a portion of the proceeds from its initial public offering (the “Offering”) of its common stock described in the prospectus dated April 28, 2021 (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-254981), (i) repaid in full all outstanding obligations under that certain Second Lien Credit Agreement, dated as of March 16, 2017 (as amended, the “Second Lien Credit Agreement”), by and among the Company (formerly known as BCPE Eagle Buyer LLC) as borrower, Aveanna Healthcare Intermediate Holdings LLC (formerly known as BCPE Eagle Intermediate Holdings, LLC), Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto, and (ii) terminated the Second Lien Credit Agreement. The aggregate principal amount paid on May 3, 2021 to terminate the Second Lien Credit Agreement was $307.0 million. In connection with the termination of the Second Lien Credit Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released. A description of the terms and conditions of the Second Lien Credit Agreement is contained in the Prospectus under the heading “Description of Certain Indebtedness—The Second Lien Term Facility,” and such description is incorporated by reference in this Item 1.02.

Item 8.01	Other Events.

On May 4, 2021, using a portion of the proceeds from the Offering, the Company repaid $100.0 million principal amount of its outstanding indebtedness under that certain First Lien Credit Agreement, dated as of March 16, 2017 (as amended, the “First Lien Credit Agreement”), by and among the Company (formerly known as BCPE Eagle Buyer LLC) as borrower, Aveanna Healthcare Intermediate Holdings LLC (formerly known as BCPE Eagle Intermediate Holdings. LLC), Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto. In addition, on May 4, 2021, the Company satisfied the conditions precedent under the First Lien Credit Agreement to increase the total available revolving commitment thereunder by $125.0 million to an aggregate of $200.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date: May 5, 2021	By:	/s/ Tony Strange
Name: Tony Strange
Title: Chief Executive Officer